Exhibit 99.1

News Release

JLL Reports Financial Results for Third-Quarter 2021
Diluted earnings per share of $4.57, up from $2.52 last year; adjusted diluted earnings per share1 of $4.56, up from $2.99
CHICAGO, November 3, 2021 – Jones Lang LaSalle Incorporated (NYSE: JLL) today announced operating performance for the third quarter of 2021.
•Consolidated revenue of $4.9 billion and fee revenue1 of $2.1 billion, increases of 22% and 45%, respectively
◦Growth momentum continued in all segments and service lines, led by the Americas
◦Rebound in transaction-based revenue highlighted by Capital Markets and Leasing, which grew 103% and 73%, respectively
◦LaSalle delivered strong incentive and advisory fee performance; raised record $4 billion of capital this quarter
•Margin performance versus the prior year reflected
◦Transaction-based revenue growth across Real Estate Services
◦Expected reduction of certain non-permanent cost savings from 2020
◦Incremental investments in people and technology
•Continued return of capital to shareholders with $150 million of share repurchases this quarter, over $190 million year-to-date
"JLL delivered another quarter of exceptional performance, continuing our strong momentum. The robust growth in revenue and profits was fueled by the ongoing recovery across the commercial real estate industry and the high demand for services and products from our clients," said Christian Ulbrich, JLL CEO. "Our disciplined approach to capital allocation balances our commitment to investing strategically to drive future growth with the return of capital to shareholders. Going forward, we remain confident in our ability to drive meaningful top and bottom-line growth and create long-term value for all our stakeholders."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three months ended September 30,				Nine months ended September 30,
	2021	2020	% Change in USD	% Change in LC	2021	2020	% Change in USD	% Change in LC

Revenue	$4,889.2	$3,978.1	23%	22%	$13,421.3	$11,744.5	14%	11%
Revenue before reimbursements	2,804.9	2,091.4	34	32	7,442.0	6,152.9	21	18
Fee revenue[1]	2,072.9	1,417.6	46	45	5,332.5	4,167.7	28	25

Net income attributable to common shareholders	$237.2	$131.9	80%	80%	$540.2	$152.4	254%	249%
Adjusted net income attributable to common shareholders[1]	236.8	156.4	51	51	566.6	219.0	159	153

Diluted earnings per share	$4.57	$2.52	81%	81%	$10.35	$2.92	254%	249%
Adjusted diluted earnings per share[1]	4.56	2.99	53	52	10.86	4.19	159	153

Adjusted EBITDA[1]	$352.0	$243.6	44%	44%	$874.5	$442.5	98%	95%
Adjusted EBITDA, Real Estate Services	321.0	212.3	51	51	781.5	408.8	91	89
Adjusted EBITDA, LaSalle	31.0	31.3	(1)	—	93.0	33.7	176	174
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.
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JLL Reports Financial Results for Third-Quarter 2021 - Page 2
Consolidated Third-Quarter 2021 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Leasing	$738.8	$430.3	72%	71%	$1,799.2	$1,281.3	40%	39%
Capital Markets	575.0	284.5	102	100	1,343.8	841.6	60	56
Property & Facility Management	2,500.6	2,303.3	9	7	7,381.2	6,944.3	6	4
Project & Development Services	707.9	631.5	12	11	1,877.4	1,772.7	6	3
Advisory, Consulting and Other	237.1	218.2	9	7	682.9	589.5	16	12
Real Estate Services (“RES”) revenue	$4,759.4	$3,867.8	23%	22%	$13,084.5	$11,429.4	14%	12%
LaSalle	129.8	110.3	18	17	336.8	315.1	7	4
Total revenue	$4,889.2	$3,978.1	23%	22%	$13,421.3	$11,744.5	14%	11%
Reimbursements	(2,084.3)	(1,886.7)	10	9	(5,979.3)	(5,591.6)	7	5
Revenue before reimbursements	$2,804.9	$2,091.4	34%	32%	$7,442.0	$6,152.9	21%	18%
Gross contract costs[1]	(703.9)	(659.1)	7	5	(2,066.0)	(1,963.5)	5	1
Net non-cash MSR and mortgage banking derivative activity	(28.1)	(14.7)	91	91	(43.5)	(21.7)	100	100
Total fee revenue[1]	$2,072.9	$1,417.6	46%	45%	$5,332.5	$4,167.7	28%	25%
Leasing	717.3	412.9	74	73	1,738.8	1,231.9	41	39
Capital Markets	537.9	262.8	105	103	1,275.7	796.3	60	57
Property & Facility Management	313.7	302.4	4	2	936.2	870.2	8	4
Project & Development Services	201.0	188.0	7	6	562.2	554.9	1	(2)
Advisory, Consulting and Other	179.6	145.7	23	21	502.4	415.0	21	16
RES fee revenue	1,949.5	1,311.8	49	47	5,015.3	3,868.3	30	27
LaSalle	123.4	105.8	17	16	317.2	299.4	6	3
Operating income	$292.9	$154.9	89%	89%	$597.9	$230.3	160%	157%
Equity earnings	$17.4	$15.0	16%	15%	$106.7	$1.4	n.m.	n.m.
Adjusted EBITDA[1]	$352.0	$243.6	44%	44%	$874.5	$442.5	98%	95%
n.m. - not meaningful as represented by a percentage change of greater than 1,000%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for Third-Quarter 2021 - Page 3
The company achieved consolidated RES revenue and fee revenue increases of 22% and 47%, respectively, with organic RES fee revenue exceeding the third quarter of 2019, reflecting the continued momentum in transaction-based service lines and stability in annuity-based revenue. Growth was broad-based across all geographic segments and across all service lines, led by Leasing and Capital Markets, which increased 73% and 103%, respectively. RES fee revenue growth for the quarter was led by Americas, which contributed 86% of the increase on a local currency basis, with EMEA and Asia Pacific each representing 7% of the increase. In addition, ongoing strength in Valuation Advisory drove the uptick in Advisory, Consulting and Other.
LaSalle's double-digit revenue growth was driven by higher incentive and advisory fees, partially offset by lower transaction fees.
Refer to segment performance highlights for additional detail.
Net income attributable to common shareholders was $237.2 million, compared with $131.9 million in the prior-year quarter, and Adjusted EBITDA was $352.0 million, compared with $243.6 million last year. Diluted earnings per share were $4.57, up from $2.52 in 2020; adjusted diluted earnings per share were $4.56, compared with $2.99 last year.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 17.0% in USD (17.1% in local currency), compared with 17.2% in 2020. The 20 basis point net reduction in margin was primarily due to (i) the expected reduction of certain non-permanent cost savings from 2020 (including government relief programs) and (ii) incremental investments in people and technology, substantially offset by the significant increase in revenue, particularly from higher margin transaction-based service lines.
Net income attributable to common shareholders was $540.2 million for the nine months ended September 30, 2021, compared with $152.4 million last year, and Adjusted EBITDA was $874.5 million, compared with $442.5 million in 2020. Diluted earnings per share were $10.35 for the nine months ended September 30, 2021, up from $2.92 in 2020; adjusted diluted earnings per share were $10.86, compared with $4.19 last year.
Net Debt, Leverage and Liquidity:
Total net debt was $487.3 million as of September 30, 2021, representing a decrease of $161.3 million from June 30, 2021, and a decrease of $264.6 million from September 30, 2020. The company's Net Leverage Ratio was 0.4x as of September 30, 2021, down from 0.6x as of June 30, 2021 and 0.8x as of September 30, 2020. Corporate Liquidity as of September 30, 2021, was $3.1 billion.
Capital Allocation:
In the third quarter of 2021, the company repurchased 658,900 shares for $149.9 million. Year to date, 858,900 shares were repurchased returning $191.0 million to shareholders. As of September 30, 2021, $409.0 million remained authorized for repurchases under the share repurchase program.
Cash provided in operating activities was $210.3 million for the first nine months of 2021, compared with $363.1 million provided by operating activities in the prior year. The decrease in cash provided was primarily due to a significant increase in trade receivables, reflecting higher year-over-year third-quarter revenue, as well as the timing of payments related to taxes and other government obligations. This was partially offset by less incentive compensation paid in 2021 compared with 2020, reflecting company performance in 2020 compared with 2019, as well as higher cash provided by earnings.
In August 2021, JLL acquired Skyline AI, a leading artificial intelligence technology company leveraging machine learning models to analyze real estate opportunities.
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JLL Reports Financial Results for Third-Quarter 2021 - Page 4
Americas Third-Quarter 2021 Performance Highlights:

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Revenue	$3,083.2	$2,380.8	30%	29%	$8,228.6	$7,132.9	15%	15%
Reimbursements	(1,525.9)	(1,389.6)	10	9	(4,323.9)	(4,128.1)	5	4
Revenue before reimbursements	$1,557.3	$991.2	57%	57%	$3,904.7	$3,004.8	30%	30%
Gross contract costs[1]	(227.0)	(202.8)	12	11	(663.1)	(607.9)	9	8
Net non-cash MSR and mortgage banking derivative activity	(28.1)	(14.7)	91	91	(43.5)	(21.7)	100	100
Fee revenue[1]	$1,302.2	$773.7	68%	68%	$3,198.1	$2,375.2	35%	34%
Leasing	582.6	313.6	86	85	1,407.1	986.2	43	42
Capital Markets	392.6	175.5	124	123	888.3	553.6	60	60
Property & Facility Management	160.9	149.6	8	7	461.6	425.6	8	8
Project & Development Services	101.0	88.7	14	14	274.8	273.2	1	—
Advisory, Consulting and Other	65.1	46.3	41	40	166.3	136.6	22	21
Equity earnings	$7.6	$4.8	58%	60%	$58.6	$20.4	187%	188%
Segment income	$285.6	$140.0	104%	104%	$637.2	$277.1	130%	129%
Adjusted EBITDA[1]	$291.7	$161.9	80%	80%	$696.6	$357.2	95%	94%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Revenue and fee revenue expansion in the Americas was driven by continued growth in transaction-based service lines, with fee revenue notably outpacing third-quarter 2019. The growth in Leasing was driven by both higher transaction volumes and an increase in deal size in the U.S., with strong momentum in office, industrial and retail sectors in certain markets. Capital Markets more than doubled the prior-year quarter's fee revenue for the second consecutive quarter, reflecting increased deal activity across investment sales, debt advisory and equity advisory, as well as a 35% increase in servicing revenue from the multifamily business. Valuation Advisory and JLL Technologies Solutions led the increase in Advisory, Consulting and Other. Solid growth in Property & Facility Management was driven by new client wins and was particularly notable given the prior-year quarter grew 24% over 2019.
Equity earnings for the third quarter in both years were attributable to valuation increases of JLL Technologies investments.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 22.4% in USD and local currency, compared with 20.9% in 2020. The margin expansion was primarily driven by the transaction-based revenue growth noted above, mostly offset by the expected reduction of certain non-permanent cost savings from the prior year (including government relief programs), and incremental investments in people and technology.
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JLL Reports Financial Results for Third-Quarter 2021 - Page 5
EMEA Third-Quarter 2021 Performance Highlights:

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Revenue	$830.0	$743.8	12%	8%	$2,356.0	$2,125.9	11%	3%
Reimbursements	(185.5)	(149.1)	24	20	(516.4)	(500.7)	3	(4)
Revenue before reimbursements	$644.5	$594.7	8%	5%	$1,839.6	$1,625.2	13%	6%
Gross contract costs[1]	(259.3)	(270.1)	(4)	(8)	(769.3)	(722.1)	7	(1)
Fee revenue[1]	$385.2	$324.6	19%	15%	$1,070.3	$903.1	19%	11%
Leasing	76.3	56.6	35	32	196.9	149.1	32	24
Capital Markets	105.0	69.1	52	47	267.9	184.2	45	36
Property & Facility Management	77.5	76.9	1	(4)	238.4	221.0	8	—
Project & Development Services	65.8	68.1	(3)	(5)	189.2	193.0	(2)	(7)
Advisory, Consulting and Other	60.6	53.9	12	8	177.9	155.8	14	7
Equity earnings	$—	$0.8	(100)%	(100)%	$—	$0.8	(100)%	(100)%
Segment loss	$(10.3)	$(1.9)	(442)%	(411)%	$(45.8)	$(55.8)	18%	20%
Adjusted EBITDA[1]	$1.0	$7.7	(87)%	(88)%	$(12.6)	$(26.6)	53%	43%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

EMEA's revenue and fee revenue growth was led by transaction-based revenue, reflecting the continued recovery in several geographies. Notably, Capital Markets and Leasing together exceeded same-quarter 2019 fee revenue performance for the second consecutive quarter. The continued growth in Capital Markets reflected higher deal volumes, particularly in industrial, residential and office sectors, compared with the prior-year quarter. The increase in Leasing revenue was driven by transaction volume increases primarily in office and industrial as average deal size for office remains below pre-pandemic levels. In addition, Valuation Advisory again led the growth in Advisory, Consulting and Other. Geographically across service lines, fee revenue growth in EMEA was led by the UK and Germany.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 0.3% in USD (0.2% in local currency), compared with 2.4% last year. The decline in margin was driven by the expected reduction of certain non-permanent cost savings from the prior year (including government relief programs) and incremental investments in people and technology, partially offset by the increase in higher margin transaction-based revenue.
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JLL Reports Financial Results for Third-Quarter 2021 - Page 6
Asia Pacific Third-Quarter 2021 Performance Highlights:

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Revenue	$846.2	$743.2	14%	12%	$2,499.9	$2,170.6	15%	9%
Reimbursements	(371.2)	(347.2)	7	5	(1,133.4)	(959.1)	18	11
Revenue before reimbursements	$475.0	$396.0	20%	18%	$1,366.5	$1,211.5	13%	7%
Gross contract costs[1]	(212.9)	(182.5)	17	15	(619.6)	(621.5)	—	(4)
Fee revenue[1]	$262.1	$213.5	23%	20%	$746.9	$590.0	27%	20%
Leasing	58.4	42.7	37	33	134.8	96.6	40	33
Capital Markets	40.3	18.2	121	119	119.5	58.5	104	92
Property & Facility Management	75.3	75.9	(1)	(2)	236.2	223.6	6	—
Project & Development Services	34.2	31.2	10	8	98.2	88.7	11	5
Advisory, Consulting and Other	53.9	45.5	18	16	158.2	122.6	29	21
Equity earnings	$1.4	$0.9	56%	40%	$3.4	$0.7	386%	334%
Segment income	$20.9	$35.8	(42)%	(44)%	$75.2	$57.4	31%	20%
Adjusted EBITDA[1]	$28.3	$42.7	(34)%	(36)%	$97.5	$78.2	25%	15%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Asia Pacific's double-digit fee revenue increase reflected the ongoing rebound in transaction-based revenue. A continued increase in large-deal transactions across nearly all asset classes, and most notably in Australia and Japan, drove revenue expansion in Capital Markets. Growth in Leasing was led by Greater China and Australia, extending the momentum in office and industrial. Significant business growth continued in Valuation Advisory, predominantly in Australia, which led the fee revenue increase in Advisory, Consulting and Other.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 10.8% in USD (10.7% in local currency), compared with 20.0% in 2020. The margin decline was attributable to the expected reduction of certain non-permanent cost savings from 2020 (including government relief programs) and incremental investments in people and technology, partially offset by the increase in higher-margin transaction-based revenue.
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JLL Reports Financial Results for Third-Quarter 2021 - Page 7
LaSalle Third-Quarter 2021 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Revenue	$129.8	$110.3	18%	17%	$336.8	$315.1	7%	4%
Reimbursements(a)	(1.7)	(0.8)	113	113	(5.6)	(3.7)	51	44
Revenue before reimbursements	$128.1	$109.5	17%	16%	$331.2	$311.4	6%	4%
Gross contract costs(a)	(4.7)	(3.7)	27	27	(14.0)	(12.0)	17	17
Fee revenue[1]	$123.4	$105.8	17%	16%	$317.2	$299.4	6%	3%
Advisory fees(a)	92.8	81.0	15	13	257.0	239.5	7	4
Transaction fees & other(a)	8.3	16.8	(51)	(51)	22.7	32.0	(29)	(30)
Incentive fees	22.3	8.0	179	184	37.5	27.9	34	36
Equity earnings (losses)	$8.4	$8.5	(1)%	(2)%	$44.7	$(20.5)	318%	316%
Segment income	$29.7	$29.5	1%	1%	$88.9	$28.8	209%	206%
Adjusted EBITDA[1]	$31.0	$31.3	(1)%	—%	$93.0	$33.7	176%	174%
(a) Gross contract costs are primarily within Advisory fees and Reimbursements are primarily within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
LaSalle advisory fee growth was led by core open-end funds, a result of recent capital raising and valuation increases in assets under management, as well as a recently launched fund in Asia Pacific. Fees related to a secondary offering for a LaSalle-managed publicly traded REIT in Japan in 2020, which did not recur this year, primarily drove the decline in transaction fees. The increase in incentive fees was due to real estate dispositions on behalf of clients in Asia Pacific and continental Europe.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 25.1% in USD (25.4% in local currency), compared with 29.5% last year. The decline in margin was primarily attributable to incremental investments in people and technology as well as the impact of deferred compensation expense associated with the run-off of a previous compensation program, partially offset by higher incentive fees.
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JLL Reports Financial Results for Third-Quarter 2021 - Page 8
About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $16.6 billion in 2020, operations in over 80 countries and a global workforce of more than 95,000 as of September 30, 2021. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Wednesday, November 3, 2021, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available for download or stream.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.
Refer to ir.jll.com for a registration link to receive unique credentials to access the presentation of earnings via phone.

Supplemental Information	Contact
Supplemental information regarding the third quarter 2021 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Chris Stent, Executive Managing Director of Investor Relations and Corporate Finance:
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and shares repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to, the material adverse effect that the pandemic is having on JLL's business, which may cause the company's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2021	2020	2021	2020

Revenue before reimbursements	$2,804.9	$2,091.4	$7,442.0	$6,152.9
Reimbursements	2,084.3	1,886.7	5,979.3	5,591.6
Total Revenue	$4,889.2	$3,978.1	$13,421.3	$11,744.5

Operating expenses:
Compensation and benefits	$1,741.7	$1,198.7	$4,627.4	$3,698.5
Operating, administrative and other	701.9	649.4	2,005.5	1,981.5
Reimbursed expenses	2,084.3	1,886.7	5,979.3	5,591.6
Depreciation and amortization	52.8	54.9	160.3	166.8
Restructuring and acquisition charges[3]	15.6	33.5	50.9	75.8
Total operating expenses	4,596.3	3,823.2	12,823.4	11,514.2

Operating income	292.9	154.9	597.9	230.3

Interest expense, net of interest income	9.6	12.3	30.6	41.8
Equity earnings	17.4	15.0	106.7	1.4
Other income	1.3	2.7	12.9	8.8

Income before income taxes and noncontrolling interest	302.0	160.3	686.9	198.7
Income tax provision	65.3	25.7	148.4	32.2
Net income	236.7	134.6	538.5	166.5

Net (loss) income attributable to noncontrolling interest	(0.5)	2.7	(1.7)	14.1

Net income attributable to common shareholders	$237.2	$131.9	$540.2	$152.4

Basic earnings per common share	$4.67	$2.55	$10.57	$2.95
Basic weighted average shares outstanding (in 000's)	50,851	51,761	51,101	51,670

Diluted earnings per common share	$4.57	$2.52	$10.35	$2.92
Diluted weighted average shares outstanding (in 000's)	51,944	52,247	52,178	52,224

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
AMERICAS - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$1,246.1	$819.6	$3,225.5	$2,635.2
Depreciation and amortization	33.2	36.4	100.6	112.9
Total segment operating expenses, excluding reimbursed	1,279.3	856.0	3,326.1	2,748.1
Gross contract costs[1]	(227.0)	(202.8)	(663.1)	(607.9)
Total fee-based segment operating expenses	$1,052.3	$653.2	$2,663.0	$2,140.2

Segment operating income	$278.0	$135.2	$578.6	$256.7
Equity earnings	7.6	4.8	58.6	20.4
Total segment income	285.6	140.0	637.2	277.1
Add:
Depreciation and amortization	33.2	36.4	100.6	112.9
Other income	0.1	3.0	12.1	3.0
Net loss (income) attributable to noncontrolling interest	0.9	(2.8)	2.2	(14.1)
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	(28.1)	(14.7)	(43.5)	(21.7)
Gain on disposition	—	—	(12.0)	—
Adjusted EBITDA[1]	$291.7	$161.9	$696.6	$357.2

EMEA - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$644.5	$587.6	$1,853.2	$1,653.8
Depreciation and amortization	10.3	9.8	32.2	28.0
Total segment operating expenses, excluding reimbursed	654.8	597.4	1,885.4	1,681.8
Gross contract costs[1]	(259.3)	(270.1)	(769.3)	(722.1)
Total fee-based segment operating expenses	$395.5	$327.3	$1,116.1	$959.7

Segment operating loss	$(10.3)	$(2.7)	$(45.8)	$(56.6)
Equity earnings	—	0.8	—	0.8
Total segment loss	(10.3)	(1.9)	(45.8)	(55.8)
Add:
Depreciation and amortization	10.3	9.8	32.2	28.0
Other income (expense)	1.5	(0.2)	1.5	6.2
Net income attributable to noncontrolling interest	(0.1)	—	(0.1)	(0.2)
Adjustments:
Gain on disposition	(0.4)	—	(0.4)	(4.8)
Adjusted EBITDA[1]	$1.0	$7.7	$(12.6)	$(26.6)

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
ASIA PACIFIC - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$448.0	$354.2	$1,272.3	$1,134.3
Depreciation and amortization	7.5	6.9	22.4	20.5
Total segment operating expenses, excluding reimbursed	455.5	361.1	1,294.7	1,154.8
Gross contract costs[1]	(212.9)	(182.5)	(619.6)	(621.5)
Total fee-based segment operating expenses	$242.6	$178.6	$675.1	$533.3

Segment operating income	$19.5	$34.9	$71.8	$56.7
Equity earnings	1.4	0.9	3.4	0.7
Total segment income	20.9	35.8	75.2	57.4
Add:
Depreciation and amortization	7.5	6.9	22.4	20.5
Other (expense) income	(0.1)	—	(0.1)	0.3
Adjusted EBITDA[1]	$28.3	$42.7	$97.5	$78.2

LASALLE
Compensation, operating and administrative expenses	$105.0	$86.7	$281.9	$256.7
Depreciation and amortization	1.8	1.8	5.1	5.4
Total segment operating expenses, excluding reimbursed	106.8	88.5	287.0	262.1
Gross contract costs[1]	(4.7)	(3.7)	(14.0)	(12.0)
Total fee-based segment operating expenses	$102.1	$84.8	$273.0	$250.1

Segment operating income	$21.3	$21.0	$44.2	$49.3
Equity earnings (losses)	8.4	8.5	44.7	(20.5)
Total segment income	29.7	29.5	88.9	28.8
Add:
Depreciation and amortization	1.8	1.8	5.1	5.4
Other expense	(0.2)	(0.1)	(0.6)	(0.7)
Net (income) loss attributable to noncontrolling interest	(0.3)	0.1	(0.4)	0.2
Adjusted EBITDA[1]	$31.0	$31.3	$93.0	$33.7

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows (Unaudited)
	Nine Months Ended September 30,
(in millions)	2021	2020

Cash provided by operating activities	$210.3	$363.1

Cash used in investing activities	(316.0)	(124.2)

Cash provided by (used in) financing activities	39.3	(243.8)

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(17.3)	(4.3)

Net change in cash, cash equivalents and restricted cash	$(83.7)	$(9.2)

Cash, cash equivalents and restricted cash, beginning of year	839.8	652.1

Cash, cash equivalents and restricted cash, end of period	$756.1	$642.9

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	September 30,	December 31,		September 30,	December 31,
(in millions, except share and per share data)	2021	2020		2021	2020
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$535.9	$574.3	Accounts payable and accrued liabilities	$1,011.3	$1,229.8
Trade receivables, net of allowance	1,739.9	1,636.1	Reimbursable payables	1,172.8	1,154.5
Notes and other receivables	374.5	469.9	Accrued compensation & benefits	1,494.2	1,433.2
Reimbursable receivables	1,515.6	1,461.3	Short-term borrowings	117.6	62.0
Warehouse receivables	2,293.5	1,529.2	Short-term contract liability and deferred income	183.6	192.9
Short-term contract assets, net of allowance	313.7	265.8	Short-term acquisition-related obligations	34.1	91.7
Prepaid and other	478.1	517.1	Warehouse facilities	2,266.3	1,498.4
Total current assets	7,251.2	6,453.7	Short-term operating lease liability	153.6	165.7
Property and equipment, net of accumulated depreciation	693.4	663.9	Other	237.4	299.6
Operating lease right-of-use asset	692.8	707.4	Total current liabilities	6,670.9	6,127.8
Goodwill	4,212.1	4,224.7	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	680.6	679.8	Credit facility, net of debt issuance costs (a)	212.2	(8.7)
Investments in real estate ventures	646.6	430.8	Long-term debt, net of debt issuance costs	678.6	702.0
Long-term receivables	278.8	231.1	Long-term deferred tax liabilities, net	105.2	120.0
Deferred tax assets, net	278.0	296.5	Deferred compensation	511.0	450.0
Deferred compensation plans	522.2	446.3	Long-term acquisition-related obligations	33.5	26.2
Other	191.7	182.3	Long-term operating lease liability	685.6	683.9
Total assets	$15,447.4	$14,316.5	Other	590.8	597.5
			Total liabilities	$9,487.8	$8,698.7

			Redeemable noncontrolling interest	$7.5	$7.8

			Company shareholders' equity:
			Common stock	0.5	0.5
			Additional paid-in capital	2,033.7	2,023.3
			Retained earnings	4,516.1	3,975.9
			Treasury stock	(259.1)	(96.1)
			Shares held in trust	(5.2)	(5.6)
			Accumulated other comprehensive loss	(430.3)	(377.2)
			Total company shareholders' equity	5,855.7	5,520.8
			Noncontrolling interest	96.4	89.2
			Total equity	5,952.1	5,610.0
			Total liabilities and equity	$15,447.4	$14,316.5

Please reference accompanying financial statement notes.
(a) As there was no outstanding balance on the Credit facility as of December 31, 2020, the negative liability represented unamortized debt issuance costs.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Fee revenue and Fee-based operating expenses,
(ii)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,
(iii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and
(iv)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the equal amount of corresponding fees in Revenue before reimbursements. Consistent with the treatment of directly reimbursed expenses, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets service line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain on Disposition reflects the gain recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain directly associated with such activity is excluded as it is not considered indicative of core operating performance. In 2021, $12.0 million of the activity related to a business disposition within Americas and $0.4 million related to a sold business within EMEA, while activity in 2020 related to the sale of property management businesses in continental Europe.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months ended September 30,		Nine months ended September 30,
($ in millions)	2021	2020	2021	2020

Revenue	$4,889.2	$3,978.1	$13,421.3	$11,744.5
Reimbursements	(2,084.3)	(1,886.7)	(5,979.3)	(5,591.6)
Revenue before reimbursements	2,804.9	2,091.4	7,442.0	6,152.9
Gross contract costs	(703.9)	(659.1)	(2,066.0)	(1,963.5)
Net non-cash MSR and mortgage banking derivative activity	(28.1)	(14.7)	(43.5)	(21.7)
Fee revenue	$2,072.9	$1,417.6	$5,332.5	$4,167.7

Operating expenses	$4,596.3	$3,823.2	$12,823.4	$11,514.2
Reimbursed expenses	(2,084.3)	(1,886.7)	(5,979.3)	(5,591.6)
Gross contract costs	(703.9)	(659.1)	(2,066.0)	(1,963.5)
Fee-based operating expenses	$1,808.1	$1,277.4	$4,778.1	$3,959.1

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue before reimbursements), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months ended September 30,		Nine months ended September 30,
($ in millions)	2021	2020	2021	2020

Net income attributable to common shareholders	$237.2	$131.9	$540.2	$152.4
Add:
Interest expense, net of interest income	9.6	12.3	30.6	41.8
Provision for income taxes	65.3	25.7	148.4	32.2
Depreciation and amortization	52.8	54.9	160.3	166.8
EBITDA	$364.9	$224.8	$879.5	$393.2
Adjustments:
Restructuring and acquisition charges[3]	15.6	33.5	50.9	75.8
Gain on disposition	(0.4)	—	(12.4)	(4.8)
Net non-cash MSR and mortgage banking derivative activity	(28.1)	(14.7)	(43.5)	(21.7)
Adjusted EBITDA	$352.0	$243.6	$874.5	$442.5
Net income margin attributable to common shareholders	8.5%	6.3%	7.3%	2.5%
Adjusted EBITDA margin	17.1%	17.2%	16.6%	10.6%

	Three months ended September 30,		Nine months ended September 30,
(In millions, except share and per share data)	2021	2020	2021	2020

Net income attributable to common shareholders	$237.2	$131.9	$540.2	$152.4
Diluted shares (in thousands)	51,944	52,247	52,178	52,224
Diluted earnings per share	$4.57	$2.52	$10.35	$2.92

Net income attributable to common shareholders	$237.2	$131.9	$540.2	$152.4
Adjustments:
Restructuring and acquisition charges[3]	15.6	33.5	50.9	75.8
Net non-cash MSR and mortgage banking derivative activity	(28.1)	(14.7)	(43.5)	(21.7)
Amortization of acquisition-related intangibles	12.4	14.4	38.7	43.3
Gain on disposition	(0.4)	—	(12.4)	(4.8)
Tax impact of adjusted items(a)	0.1	(8.7)	(7.3)	(26.0)
Adjusted net income attributable to common shareholders	$236.8	$156.4	$566.6	$219.0
Diluted shares (in thousands)	51,944	52,247	52,178	52,224
Adjusted diluted earnings per share	$4.56	$2.99	$10.86	$4.19
(a) For the first nine months of 2020, the tax impact of adjusted items for was calculated using the applicable statutory rates by tax jurisdiction. The tax impact of adjusted items for the first nine months of 2021 was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2021	% Change	2021	% Change
Revenue:
At current period exchange rates	$4,889.2	23%	$13,421.3	14%
Impact of change in exchange rates	(54.8)	n/a	(328.5)	n/a
At comparative period exchange rates	$4,834.4	22%	$13,092.8	11%

Fee revenue:
At current period exchange rates	$2,072.9	46%	$5,332.5	28%
Impact of change in exchange rates	(21.0)	n/a	(125.6)	n/a
At comparative period exchange rates	$2,051.9	45%	$5,206.9	25%

Operating income:
At current period exchange rates	$292.9	89%	$597.9	160%
Impact of change in exchange rates	0.2	n/a	(7.2)	n/a
At comparative period exchange rates	$293.1	89%	$590.7	157%

Adjusted EBITDA:
At current period exchange rates	$352.0	44%	$874.5	98%
Impact of change in exchange rates	(1.3)	n/a	(11.5)	n/a
At comparative period exchange rates	$350.7	44%	$863.0	95%
2.    Each geographic segment offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

3.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.
    The table below shows restructuring and acquisition charges, including the portion related to the acquisition and integration of HFF (retention and severance expense, early lease termination costs, and other integration expenses).

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Severance and other employment-related charges	$1.2	$19.3	$2.1	$27.6
Restructuring, pre-acquisition and post-acquisition charges	14.4	14.8	47.8	56.4
Fair value adjustments that resulted in a net increase (decrease) to earn-out liabilities from prior-period acquisition activity	—	(0.6)	1.0	(8.2)
Total restructuring & acquisition charges	$15.6	$33.5	$50.9	$75.8
Portion of total restructuring & acquisition charges related to the acquisition and integration of HFF	$6.6	$13.8	$30.5	$55.2
4.    The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Form 10-Q for the quarter ended September 30, 2021, to be filed with the SEC in the near future.
5.    As of September 30, 2021, LaSalle had $74.7 billion of real estate assets under management (AUM), composed of $38.0 billion invested in separate accounts, $31.7 billion invested in fund management vehicles and $5.0 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $23.4 billion in North America, $14.7 billion in the UK, $13.2 billion in Asia Pacific and $11.6 billion in continental Europe. The remaining $6.8 billion relates to Global Partner Solutions which is a global business line.
    AUM increased 2% in both USD and local currency from $73.4 billion as of June 30, 2021. The AUM increase resulted from (i) $1.7 billion of net valuation increases, (ii) $1.5 billion of acquisitions, and (iii) $0.2 billion of foreign currency increases, partially offset by (iv) $2.1 billion of dispositions and withdrawals.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $4.0 billion in private equity capital for the quarter ended September 30, 2021.
LaSalle's results for the three and nine months ended September 30, 2021, included $2.5 million and $8.9 million, respectively, of deferred compensation expense associated with the run-off of a previous compensation program.
6.    Net Leverage Ratio is defined as Net Debt divided by trailing-twelve-month adjusted EBITDA. Corporate Liquidity is defined as the unused portion of our Credit Facility plus cash and cash equivalents.
7.    EMEA: Europe, Middle East and Africa. MENA: Middle East and North Africa. Greater China: China, Hong Kong, Macau and Taiwan.
8.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000%, favorably or unfavorably.

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months ended September 30, 2021				Three months ended September 30, 2020
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$594.6	80.6	63.6	$738.8	$325.2	58.5	46.6	$430.3
Capital Markets	421.2	110.4	43.4	575.0	190.8	73.3	20.4	284.5
Property & Facility Management	1,564.8	368.5	567.3	2,500.6	1,433.3	348.7	521.3	2,303.3
Project & Development Services	389.2	207.2	111.5	707.9	336.2	190.8	104.5	631.5
Advisory, Consulting and Other	113.4	63.3	60.4	237.1	95.3	72.5	50.4	218.2
RES revenue	$3,083.2	830.0	846.2	$4,759.4	$2,380.8	743.8	743.2	$3,867.8
LaSalle				129.8				110.3
Consolidated revenue				$4,889.2				$3,978.1

Revenue before reimbursements
Leasing	$591.3	80.6	63.5	$735.4	$321.5	58.4	46.6	$426.5
Capital Markets	421.1	110.3	42.4	573.8	190.6	73.3	18.6	282.5
Property & Facility Management	313.6	213.9	229.8	757.3	287.0	194.8	214.9	696.7
Project & Development Services	136.2	176.0	80.5	392.7	113.6	207.7	65.8	387.1
Advisory, Consulting and Other	95.2	63.6	58.8	217.6	78.5	60.5	50.1	189.1
RES revenue before reimbursements	$1,557.4	644.4	475.0	$2,676.8	$991.2	594.7	396.0	$1,981.9
LaSalle				128.1				109.5
Consolidated revenue before reimbursements				$2,804.9				$2,091.4

Fee revenue
Leasing	$582.6	76.3	58.4	$717.3	$313.6	56.6	42.7	$412.9
Capital Markets	392.6	105.0	40.3	537.9	175.5	69.1	18.2	262.8
Property & Facility Management	160.9	77.5	75.3	313.7	149.6	76.9	75.9	302.4
Project & Development Services	101.0	65.8	34.2	201.0	88.7	68.1	31.2	188.0
Advisory, Consulting and Other	65.1	60.6	53.9	179.6	46.3	53.9	45.5	145.7
RES fee revenue	$1,302.2	385.2	262.1	$1,949.5	$773.7	324.6	213.5	$1,311.8
LaSalle				123.4				105.8
Consolidated fee revenue				$2,072.9				$1,417.6

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line (continued)

	Nine months ended September 30, 2021				Nine months ended September 30, 2020
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$1,442.5	209.0	147.7	$1,799.2	$1,022.2	153.3	105.8	$1,281.3
Capital Markets	934.1	284.0	125.7	1,343.8	579.0	196.5	66.1	841.6
Property & Facility Management	4,576.8	1,074.5	1,729.9	7,381.2	4,331.6	1,044.2	1,568.5	6,944.3
Project & Development Services	962.0	595.7	319.7	1,877.4	917.9	558.3	296.5	1,772.7
Advisory, Consulting and Other	313.2	192.8	176.9	682.9	282.2	173.6	133.7	589.5
RES revenue	$8,228.6	2,356.0	2,499.9	$13,084.5	$7,132.9	2,125.9	2,170.6	$11,429.4
LaSalle				336.8				315.1
Consolidated revenue				$13,421.3				$11,744.5

Revenue before reimbursements
Leasing	$1,431.9	208.8	147.5	$1,788.2	$1,011.4	153.0	105.7	$1,270.1
Capital Markets	934.1	283.8	123.0	1,340.9	577.0	196.4	62.3	835.7
Property & Facility Management	912.1	643.2	697.8	2,253.1	827.8	560.0	698.8	2,086.6
Project & Development Services	368.1	514.1	225.3	1,107.5	351.3	544.3	212.0	1,107.6
Advisory, Consulting and Other	258.5	189.7	172.9	621.1	237.3	171.5	132.7	541.5
RES revenue before reimbursements	$3,904.7	1,839.6	1,366.5	$7,110.8	$3,004.8	1,625.2	1,211.5	$5,841.5
LaSalle				331.2				311.4
Consolidated revenue before reimbursements				$7,442.0				$6,152.9

Fee revenue
Leasing	$1,407.1	196.9	134.8	$1,738.8	$986.2	149.1	96.6	$1,231.9
Capital Markets	888.3	267.9	119.5	1,275.7	553.6	184.2	58.5	796.3
Property & Facility Management	461.6	238.4	236.2	936.2	425.6	221.0	223.6	870.2
Project & Development Services	274.8	189.2	98.2	562.2	273.2	193.0	88.7	554.9
Advisory, Consulting and Other	166.3	177.9	158.2	502.4	136.6	155.8	122.6	415.0
RES fee revenue	$3,198.1	1,070.3	746.9	$5,015.3	$2,375.2	903.1	590.0	$3,868.3
LaSalle				317.2				299.4
Consolidated fee revenue				$5,332.5				$4,167.7